UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 2, 2013

DICK’S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On January 2, 2013, the Board of Directors (the “Board”) of Dick’s Sporting Goods, Inc. (the “Company”) elected Vincent C. Byrd to serve as a member of the Board and the Compensation Committee of the Board, effective immediately.  Mr. Byrd is an active Fortune 500 executive that brings to the Board over 35 years of experience with strategic planning, acquisitions and integration, marketing and domestic and international operations.  Mr. Byrd will serve as a Class A Director, with his current term expiring at the Company’s 2015 annual stockholders’ meeting.  The Board has determined that Mr. Byrd qualifies as an “independent director” under the New York Stock Exchange rules.

Mr. Byrd has served as the President and Chief Operating Officer of the J. M. Smucker Company (NYSE: SJM), a manufacturer and marketer of branded food products (“J. M. Smucker”), since May 2011.  Prior to that time, he served as President, U.S. Retail — Coffee of J. M. Smucker since August 2008, and Senior Vice President, Consumer Market, since February 2004.  Mr. Byrd also serves as a director of J. M. Smucker and a director and the chair of the compensation committee of Myers Industries, Inc. (NYSE: MYE), an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets.  He also served as a director of Spangler Candy Company, a private company that manufactures confectionery products, from 1998 to 2008.

In connection with his appointment to the Board, and consistent with the Board’s compensation arrangements for non-employee directors, Mr. Byrd: (1) was granted an option to purchase 20,000 shares of the Company’s Common Stock based on the fair market value of the Common Stock at the time of grant, which vests 25% on each of the next four anniversaries of the grant date, subject to continued service on the Board on the applicable vesting date; and (2) will be eligible to receive the Company’s standard annual compensation for non-employee directors, which includes a grant of restricted stock, a cash retainer and reimbursement of expenses.

There were no arrangements or understandings between Mr. Byrd and any other person pursuant to his election as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Byrd that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: January 4, 2013	By:	/s/ DAVID I. MOSSÉ
	Name:	David I. Mossé
	Title:	SVP – General Counsel and Corporate Secretary